Exhibit 99.1

CONTACT:	Lindsey Crabbe	FOR IMMEDIATE RELEASE
(214) 874-2339

CAPSTEAD MORTGAGE CORPORATION
ANNOUNCES THIRD QUARTER 2013 RESULTS

DALLAS – October 23, 2013 – Capstead Mortgage Corporation (NYSE: CMO) (“Capstead” or the “Company”) today announced financial results for the quarter ended September 30, 2013.

Highlights

•	Generated 3rd quarter earnings of $0.23 per diluted common share on lower financing spreads primarily because of higher levels of mortgage prepayments
•	October mortgage prepayment levels declined 33% from 3rd quarter levels creating the potential for significant increases in financing spreads and earnings for the 4th quarter
•	Book value ended the 3rd quarter at $12.35 per common share
•	Largely replaced portfolio runoff and have not sold any assets during 2013
•	Agency-guaranteed adjustable-rate mortgage (“ARM”) portfolio ended the 3rd quarter at $13.7 billion with leverage at 8.68 times long-term investment capital

Capstead reported net income of $24.7 million or $0.23 per diluted common share for the quarter ended September 30, 2013.  This compares to net income of $29.9 million or core earnings per diluted common share of $0.27 for the quarter ended June 30, 2013.  Core earnings per diluted common share is a non-GAAP financial measure that excludes certain one-time effects on net income available to common stockholders of certain second quarter 2013 preferred capital redemption and issuance transactions – see page nine for further information.  Net income per diluted common share for the quarter ended June 30, 2013 (the related GAAP measure which includes these one-time items) was $0.04.  The Company paid a third quarter 2013 dividend of $0.31 per common share on October 18, 2013.

Third Quarter Earnings and Related Discussion

Capstead is a self-managed real estate investment trust, or REIT, for federal income tax purposes. The Company earns income from investing in a leveraged portfolio of residential adjustable-rate mortgage pass-through securities, referred to as ARM securities, issued and guaranteed by government-sponsored enterprises, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae.  This strategy of investing in agency-guaranteed ARM securities that reset to more current interest rates within a relatively short period of time positions the Company to benefit from a potential recovery of financing spreads diminished during periods of rising interest rates and can result in smaller fluctuations in portfolio values compared to portfolios containing a significant amount of fixed-rate mortgage securities.

For the quarter ended September 30, 2013, the Company reported net interest margins of $28.7 million compared to $32.7 million for the quarter ended June 30, 2013.  Financing spreads on residential mortgage investments averaged 0.87% during the third quarter of 2013, a decrease of 13 basis points from financing spreads earned during the second quarter of 2013.  Financing spread on residential mortgage investments is a non-GAAP financial measure based solely on yields on residential mortgage investments, net of borrowing rates on repurchase arrangements and similar borrowings, adjusted for currently-paying interest rate swap agreements held for hedging purposes – see page ten for further information.

Yields on Capstead’s residential mortgage investments averaged 1.36% during the third quarter of 2013, a decrease of 17 basis points from yields reported for the second quarter of 2013 primarily because of a $5.4 million increase in investment premium amortization charges reflected as portfolio yield adjustments.  Higher investment premium amortization charges were necessary during the third quarter because ARM prepayment rates increased over second quarter levels before beginning to decline in September.  As a result, mortgage prepayments expressed as an annualized constant prepayment rate, or CPR, averaged 25.5% during the third quarter of 2013, compared to an average CPR of 23.1% during the second quarter of 2013.

Acquisitions settling this quarter benefited from higher prevailing longer-term interest rates resulting in higher lifetime yield expectations compared to acquisitions made earlier in the year.  The following table illustrates the progression of the Company’s portfolio of residential mortgage investments for the quarter and nine months ended September 30, 2013 (dollars in thousands):

	Quarter Ended	Nine Months Ended
	September 30, 2013	September 30, 2013
Residential mortgage investments, beginning of period	$13,811,497	$13,860,158
Decrease in unrealized gains on securities classified as available-for-sale	(27,539)	(104,037)
Portfolio acquisitions (principal amount) at average lifetime purchased yields of 2.49% and 2.25%, respectively	1,001,105	2,754,491
Investment premiums on acquisitions	41,658	121,773
Portfolio runoff (principal amount)	(1,049,377)	(2,793,013)
Investment premium amortization	(39,033)	(101,061)
Residential mortgage investments, end of period	$13,738,311	$13,738,311

Interest rates on repurchase arrangements and similar borrowings, adjusted for portfolio financing-related and currently-paying interest rate swap agreements, averaged 0.49% during the third quarter of 2013, a decrease of four basis points over borrowing rates incurred during the second quarter of 2013.  This decline reflects lower prevailing market rates for repurchase arrangements and the replacement of higher-rate swap agreements that matured in recent quarters with additional swap agreements at significantly lower rates.  At September 30, 2013 repurchase arrangements and similar borrowings totaled $12.62 billion, consisting primarily of 30-day borrowings with 23 counterparties at rates averaging 0.36%, before consideration of related currently-paying swap agreements.  Portfolio financing-related swap agreements held by the Company at quarter-end totaled $7.10 billion notional amount with average contract expirations of 18 months.  These swap agreements consisted of (a) $3.80 billion notional amount of currently-paying swap agreements requiring fixed rate interest payments averaging 0.57% for average remaining interest-payment terms of 11 months, and (b) $3.30 billion notional amount of forward-starting swap agreements with average contract expirations of 27 months that will begin requiring fixed rate interest payments averaging 0.48% for two-year periods that commence on various dates between October 2013 and April 2014.  Variable payments that are received by the Company under portfolio financing-related swap agreements typically are based on one-month LIBOR and offset a significant portion of the interest owed on a like amount of the Company’s borrowings under repurchase arrangements.

Capstead’s long-term investment capital, which consists of common and perpetual preferred stockholders’ equity and long-term unsecured borrowings (net of related investments in statutory trusts), declined 2.8% during the third quarter of 2013 to $1.45 billion at quarter-end reflecting portfolio and hedge instrument runoff and pricing declines and declaring a common dividend in excess of current quarter earnings.  Portfolio leverage (related borrowings divided by long-term investment capital) increased to 8.68 to one at September 30, 2013 compared to 8.44 to one at June 30, 2013.

Operating costs as a percentage of average long-term investment capital totaled 1.08% during the third quarter of 2013.  This compares to 0.68% during the second quarter of 2013, and was higher primarily because of compensation-related accruals reflecting changes to the Company’s short-term incentive program.  On a year-to-date basis operating costs as a percentage of average long-term investment capital totaled 0.84%, significantly lower in comparison to the prior year, and the lowest of the Company’s mortgage REIT peers.

Book Value per Common Share

The following table illustrates the progression of the Capstead’s book value per common share (total stockholders’ equity, less the $170 million aggregate liquidation preference for the Company’s Series E preferred shares, divided by common shares outstanding) for the quarter and nine months ended September 30, 2013:

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2013		2013
Book value per common share, beginning of period	$12.80		$13.58

One-time effects of second quarter 2013 redemption of Series A and B preferred shares and issuance of Series E preferred shares	–		(0.28)
Other capital transactions:
Dividend distributions in excess of core earnings	(0.09)		(0.13)
Accretion from common share repurchases	–		0.01
Increase related to stock awards	0.01		0.02
	(0.08)	(0.6)%	(0.38)	(2.8)%
Change in unrealized gains and losses on mortgage securities classified as available-for-sale	(0.29)		(1.08)
Change in unrealized gains and losses on interest rate swap agreements designated as cash flow hedges of:
Borrowings under repurchase arrangements	(0.10)		0.09
Unsecured borrowings	0.02		0.14
	(0.37)	(2.9)%	(0.85)	(6.3)%
Book value per common share, end of period	$12.35		$12.35

Decrease in book value per common share during the indicated periods	$(0.45)	(3.5)%	$(1.23)	(9.1)%

Nearly all of Capstead’s residential mortgage investments and all of its interest rate swap agreements are reflected at fair value on the Company’s balance sheet and are therefore included in the calculation of book value per common share.  The fair value of these investments is impacted by market conditions, including changes in interest rates, and the availability of financing at reasonable rates and leverage levels, among other factors.  The Company’s investment strategy attempts to mitigate these risks by focusing on investments in agency-guaranteed residential mortgage pass-through securities, which are considered to have little, if any, credit risk and are collateralized by ARM loans with interest rates that reset periodically to more current levels.  Because of these characteristics, the fair value of Capstead’s portfolio is considerably less vulnerable to significant pricing declines caused by credit concerns or rising interest rates compared to portfolios containing a significant amount of non-agency and/or fixed-rate mortgage securities.

Management Remarks

Commenting on current operating and market conditions, Andrew F. Jacobs, President and Chief Executive Officer, said, “With the run up in mortgage interest rates that began in May, mortgage refinancing activity has dropped considerably as loan refinancings initiated earlier in the year when mortgage rates were lower have closed.  While this has broadly translated into lower mortgage prepayment rates during the third quarter for residential mortgage securities as a whole, ARM prepayment rate declines have lagged declines in fixed-rate mortgage prepayment rates.  We actually experienced a pickup in average prepayment rates during the third quarter, with rates averaging 26.6% CPR during July and August before declining to 23.3% CPR in September.  As a result, investment premium amortization charges totaled $39.0 million for the third quarter, $5.4 million higher than for the second quarter.  Prepayments on our portfolio continued declining into the fourth quarter with October registering 17.1% CPR, the lowest level we have experienced since early in 2012 and 33% lower than our average third quarter CPRs.  This will result in a similar decline in investment premium amortization for the month.  If November and December prepayments remain near these levels, we can expect significant increases in financing spreads and earnings for the fourth quarter.

“We continued to see modest declines in market rates for our borrowings under repurchase arrangements during the third quarter, which averaged 37 basis points before considering swap positions, and ended the quarter averaging 36 basis points.  This compares to average rates of 39 basis points during the second quarter and 41 basis points during the first quarter.  Also benefiting our borrowing rates are maturing higher-rate swap agreements that have been replaced at lower rates.  During 2013 we anticipate that a total of $2.9 billion notional amount of swaps with fixed rates averaging 0.85% will have been replaced with a like amount of newer swaps with fixed rates averaging 0.47%.

 “In summary, we expect improved results in coming quarters as ARM mortgage prepayments recede and borrowing rates remain low by historical standards. We remain confident in our investment strategy of managing a conservatively leveraged portfolio of agency-guaranteed residential ARM securities that can produce attractive risk-adjusted returns over the long term while reducing, but not eliminating, sensitivity to changes in interest rates.  With this strategy, Capstead is widely recognized as the most defensively-positioned residential mortgage REIT from an interest rate and credit risk perspective.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Thursday, October 24, 2013 at 9:00 a.m. ET.  The conference call may be accessed by dialing toll free (888) 317-6016 in the U.S., (855) 669-9657 for Canada, or (412) 317-6016 for international callers.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.capstead.com, and an audio archive of the webcast will be available for approximately 60 days.  The audio replay will be available one hour after the end of the conference call through December 24, 2013.  The replay can be accessed by dialing toll free (877) 344-7529 in the U.S., (855) 669-9658 for Canada, or (412) 317-0088 for international callers and entering conference number 10033812.

Cautionary Statement Concerning Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning.  Forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties including, but not limited to, the following:

•	changes in general economic conditions;
•	fluctuations in interest rates and levels of mortgage prepayments;
•	the effectiveness of risk management strategies;
•	the impact of differing levels of leverage employed;
•	liquidity of secondary markets and credit markets;
•	the availability of financing at reasonable levels and terms to support investing on a leveraged basis;
•	the availability of new investment capital;
•	the availability of suitable qualifying investments from both an investment return and regulatory perspective;
•	changes in legislation or regulation affecting Fannie Mae, Freddie Mac and similar federal government agencies and related guarantees;
•	other changes in legislation or regulation affecting the mortgage and banking industries;
•	changes in market conditions as a result of Federal Reserve monetary policy or federal government fiscal challenges;
•	deterioration in credit quality and ratings of existing or future issuances of Fannie Mae, Freddie Mac or Ginnie Mae securities;
•	changes in legislation or regulation affecting exemptions for mortgage REITs from regulation under the Investment Company Act of 1940; and
•	increases in costs and other general competitive factors.

In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties which could cause actual results to be significantly different from those expressed or implied by any forward-looking statements included herein.  It is not possible to identify all of the risks, uncertainties and other factors that may affect future results.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.  Forward-looking statements speak only as of the date the statement is made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.

CAPSTEAD MORTGAGE CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except ratios and per share amounts)

	September 30, 2013	December 31, 2012
	(unaudited)
Assets
Residential mortgage investments ($13.29 and $13.45 billion pledged under repurchase arrangements at September 30, 2013 and December 31, 2012, respectively)	$13,738,311	$13,860,158
Cash collateral receivable from interest rate swap counterparties	27,829	49,972
Interest rate swap agreements at fair value	1,558	169
Cash and cash equivalents	235,102	425,445
Receivables and other assets	132,993	130,402
Investments in unconsolidated affiliates	3,117	3,117
	$14,138,910	$14,469,263
Liabilities
Repurchase arrangements and similar borrowings	$12,618,571	$12,784,238
Interest rate swap agreements at fair value	11,425	32,868
Unsecured borrowings	103,095	103,095
Common stock dividend payable	30,662	29,512
Accounts payable and accrued expenses	22,061	22,425
	12,785,814	12,972,138
Stockholders’ equity
Preferred stock - $0.10 par value; 100,000 shares authorized:
$1.60 Cumulative Preferred Stock, Series A, -0- and 186 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	–	2,604
$1.26 Cumulative Convertible Preferred Stock, Series B, -0- and 16,493 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	–	186,388
7.50% Cumulative Redeemable Preferred Stock, Series E, 6,800 and -0- shares issued and outstanding ($170,000 aggregate liquidation preference) at September 30, 2013 and December 31, 2012, respectively	164,310	–
Common stock - $0.01 par value; 250,000 shares authorized:95,761 and 96,229 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	957	962
Paid-in capital	1,329,124	1,367,199
Accumulated deficit	(353,852)	(353,938)
Accumulated other comprehensive income	212,557	293,910
	1,353,096	1,497,125
	$14,138,910	$14,469,263
Long-term investment capital (Stockholders’ equity and unsecured borrowings net of investments in related unconsolidated affiliates) (unaudited)	$1,453,074	$1,597,103
Portfolio leverage (Repurchase arrangements and similar borrowings divided by long-term investment capital) (unaudited)	8.68:1	8.00:1
Book value per common share (based on common shares outstanding and calculated assuming liquidation preferences for preferred stock) (unaudited)	$12.35	$13.58

CAPSTEAD MORTGAGE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012
Interest income:
Residential mortgage investments	$46,643	$63,463	$156,683	$194,983
Other	48	154	267	480
	46,691	63,617	156,950	195,463
Interest expense:
Repurchase arrangements and similar borrowings	(15,759)	(17,875)	(50,976)	(48,429)
Unsecured borrowings	(2,186)	(2,186)	(6,560)	(6,560)
	(17,945)	(20,061)	(57,536)	(54,989)
	28,746	43,556	99,414	140,474
Other revenue (expense):
Miscellaneous other revenue (expense)	(86)	9	(251)	(147)
Incentive compensation	(1,130)	(781)	(1,604)	(3,614)
Salaries and benefits	(1,689)	(1,696)	(4,857)	(5,205)
Other general and administrative expense	(1,203)	(1,115)	(3,382)	(3,160)
	(4,108)	(3,583)	(10,094)	(12,126)
Income before equity in earnings of unconsolidated affiliates	24,638	39,973	89,320	128,348
Equity in earnings of unconsolidated affiliates	64	64	194	194
Net income	$24,702	$40,037	$89,514	$128,542
Net income available to common stockholders:
Net income	$24,702	$40,037	$89,514	$128,542
Less dividends on preferred shares	(3,188)	(5,270)	(14,325)	(15,751)
Less redemption preference premiums paid	–	–	(19,924)	–
	$21,514	$34,767	$55,265	$112,791

Net income per common share:
Basic	$0.23	$0.35	$0.58	$1.20
Diluted	0.23	0.35	0.58	1.20

Weighted average common shares outstanding:
Basic	95,268	98,071	95,139	93,808
Diluted	95,416	98,512	95,373	94,236

Cash dividends declared per share:
Common	$0.310	$0.360	$0.930	$1.190
Series A Preferred	–	0.400	0.717	1.200
Series B Preferred	–	0.315	0.567	0.945
Series E Preferred	0.469	–	0.792	–

CAPSTEAD MORTGAGE CORPORATION
CONDENSED QUARTERLY STATEMENTS OF INCOME AND
SELECT OPERATING STATISTICS
(unaudited)

	2013			2012
	Q3	Q2	Q1	Q4	Q3
Condensed Quarterly Statements of Income:
(in thousands, except per share amounts)
Interest income, before investment premium amortization	$85,724	$85,322	$86,965	$90,497	$90,768
Investment premium amortization	(39,033)	(33,643)	(28,385)	(29,331)	(27,151)
Interest expense (a)	(17,881)	(18,871)	(20,590)	(22,794)	(19,997)
	28,810	32,808	37,990	38,372	43,620

Miscellaneous other revenue (expense)	(86)	(135)	(30)	(24)	9
Incentive compensation	(1,130)	(123)	(351)	(515)	(781)
Salaries and benefits	(1,689)	(1,558)	(1,610)	(1,638)	(1,696)
Other general and administrative expense	(1,203)	(1,098)	(1,081)	(1,111)	(1,115)
	(4,108)	(2,914)	(3,072)	(3,288)	(3,583)
Net income	24,702	29,894	34,918	35,084	40,037
Less preferred dividends and redemption preference premiums paid	(3,188)	(25,791)	(5,270)	(5,270)	(5,270)
Net income available to common stockholders	$21,514	$4,103	$29,648	$29,814	$34,767
Net income per diluted common share	$0.23	$0.04	$0.31	$0.31	$0.35
Core earnings per diluted common share (b)		0.27
Average diluted common shares outstanding	95,416	95,397	95,450	97,329	98,512
Select Operating Statistics:
(dollars in millions, percentages annualized)
Average portfolio outstanding (cost basis)	$13,740	$13,506	$13,543	$13,889	$13,657
Average long-term investment capital (“LTIC”)	1,476	1,638	1,605	1,639	1,630
Spreads on residential mortgage investments	0.87%	1.00%	1.15%	1.13%	1.30%
Constant prepayment rate (“CPR”)	25.49	23.12	20.05	19.99	19.14
Operating costs as a percentage of LTIC	1.08	0.68	0.77	0.79	0.88
Return on common equity capital (c)	7.05	7.97	9.14	8.79	10.32

(a)	Includes $2.1 million in interest charges on unsecured borrowings net of related earnings of related unconsolidated affiliates.

(b)	Core earnings per diluted common share is a non-GAAP financial measure that differs from the related GAAP measure of net income per diluted common share by excluding certain one-time effects of second quarter 2013 preferred capital redemption and issuance transactions as detailed below. Management believes presenting this metric on a core earnings basis provides useful, comparative information for evaluating the Company’s performance. The following reconciles this measure for the indicated periods:

	Quarter Ended		Nine Months Ended
	June 30, 2013		September30, 2013
Net income available to common stockholders/net income per diluted common share	$4,103	$0.04	$55,265	$0.58
Series A and B redemption preference premiums paid	19,924	0.21	19,924	0.21
Series A and B preferred dividends accruing from the issue date of the Series E preferred shares to the Series A and B redemption date	1,741	0.02	1,741	0.02
Core earnings available to common stockholders/core earnings per diluted common share	$25,768	$0.27	$76,930	$0.81

(c)	Second quarter 2013 return on common equity capital presented above is calculated excluding the one-time effects of the above-mentioned preferred capital transactions. Including these items, the return on common equity capital for the quarter was 1.27%.

CAPSTEAD MORTGAGE CORPORATION
QUARTERLY FINANCING SPREAD ANALYSIS
(unaudited, annualized)

	2013			2012
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Yields on residential mortgage investments: (a)
Cash yields	2.50%	2.52%	2.57%	2.60%	2.65%	2.71%	2.74%
Investment premium amortization	(1.14)	(0.99)	(0.84)	(0.84)	(0.79)	(0.67)	(0.60)
Adjusted yields	1.36	1.53	1.73	1.76	1.86	2.04	2.14
Related borrowing rates: (b)
Unhedged borrowing rates	0.37	0.39	0.41	0.45	0.41	0.37	0.32
Fixed swap rates	0.59	0.65	0.71	0.75	0.78	0.80	0.85
Adjusted borrowing rates	0.49	0.53	0.58	0.63	0.56	0.54	0.49
Financing spreads on residential mortgage investments	0.87	1.00	1.15	1.13	1.30	1.50	1.65
CPR	25.49	23.12	20.05	19.99	19.14	16.31	14.97

(a)	Cash yields are based on the cash component of interest income. Investment premium amortization is determined using the interest method and incorporates actual and anticipated future mortgage prepayments. Both are expressed as a percentage calculated on average amortized cost basis for the indicated periods.

(b)	Unhedged borrowing rates represent average rates on repurchase agreements and similar borrowings, before consideration of related currently-paying swap agreements.

Fixed swap rates represent the average fixed rates on currently-paying interest rate swap agreements used to hedge short-term borrowing rates and exclude differences between LIBOR-based variable rate payments received under swap contracts and unhedged borrowing rates as well as the effects of any hedge ineffectiveness.  These factors equated to 18, 19 and 20 basis points on the average currently-paying swap notional amount outstanding for the third, second and first quarters of 2013, respectively.

Adjusted borrowing rates reflect unhedged borrowing rates and swap rates as well as differences between variable rate payments received on the Company’s currently-paying swap agreements, which typically are based on one-month LIBOR, and unhedged borrowing rates as well as any measured hedge ineffectiveness, calculated on average outstanding balances for the indicated periods.

Financing spreads on residential mortgage investments, a non-GAAP financial measure, differs from total financing spreads, an all-inclusive GAAP measure, that is based on all interest-earning assets and all interest-paying liabilities.  Management believes that presenting financing spreads on residential mortgage investments provides useful information for evaluating the performance of the Company’s portfolio.  The following reconciles these two measures.

	2013			2012
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Financing spreads on residential mortgage investments	0.87%	1.00%	1.15%	1.13%	1.30%	1.50%	1.65%
Impact of yields on other interest-earning assets*	(0.02)	(0.05)	(0.05)	(0.07)	(0.05)	(0.06)	(0.06)
Impact of borrowing rates on unsecured borrowings and other interest-paying liabilities*	(0.06)	(0.06)	(0.06)	(0.06)	(0.06)	(0.07)	(0.07)
Total financing spreads	0.79	0.89	1.04	1.00	1.19	1.37	1.52

*	Other interest-earning assets consist of overnight investments and cash collateral receivable from interest rate swap counterparties. Other interest-paying liabilities consist of long-term unsecured borrowings (at a borrowing rate of 8.49%) that the Company considers a component of its long-term investment capital and cash collateral payable to interest rate swap counterparties.

CAPSTEAD MORTGAGE CORPORATION
FAIR VALUE ANALYSIS
(in thousands, unaudited)

	September 30, 2013					December 31, 2012
	Unpaid Principal Balance	Investment Premiums	Basis or Notional Amount	Fair Value	Unrealized Gains (Losses)	Unrealized Gains (Losses)
Residential mortgage investments classified as available-for-sale: (a) (b)
Fannie Mae/Freddie Mac securities:
Current-reset ARMs	$6,283,955	$159,068	$6,443,023	$6,645,305	$202,282	$250,550
Longer-to-reset ARMs	4,736,386	195,650	4,932,036	4,941,501	9,465	43,772
Fixed-rate	47	–	47	50	3	5
Ginnie Mae securities :
Current-reset ARMs	939,182	26,214	965,396	978,586	13,190	14,693
Longer-to-reset ARMs	1,118,904	44,690	1,163,594	1,161,066	(2,528)	17,429
	$13,078,474	$425,622	$13,504,096	$13,726,508	$222,412	$326,449
Interest rate swap positions (c)			$7,200,000	$(9,867)	$(9,855)	$(32,539)

(a)	Unrealized gains and losses on residential mortgage securities classified as available-for-sale are recorded as a component of Accumulated other comprehensive income in Stockholders’ equity. Gains or losses are generally recognized in earnings only if sold. Residential mortgage securities classified as held-to-maturity with a cost basis of $5 million and unsecuritized investments in residential mortgage loans with a cost basis of $7 million are not subject to mark-to-market accounting and therefore have been excluded from this analysis.

(b)	Capstead classifies its residential ARM securities based on the average length of time until the loans underlying each security reset to more current rates (see page 12 of this release for further information).

(c)	To help mitigate exposure to higher interest rates, Capstead typically uses currently-paying and forward-starting one-month LIBOR-indexed, pay-fixed, receive-variable, interest rate swap agreements with two-year interest payment terms. Additionally, the Company has entered into three forward-starting swap agreements with notional amounts totaling $100 million and terms coinciding with the variable-rate terms of the Company’s long-term unsecured borrowings that begin in 2015 and 2016 and end with their maturities in 2035 and 2036. Swap positions are carried on the balance sheet at fair value with related unrealized gains or losses arising while designated as cash flow hedges for accounting purposes reflected as a component of Accumulated other comprehensive income in Stockholders’ equity and related hedge ineffectiveness recognized in Interest expense. As of September 30, 2013, these swap positions had the following characteristics:

Period of Contract Expiration	Notional Amount	Average Fixed Rate Payment Requirement	Fair Value	Unrealized Gains (Losses)
Currently-paying contracts:
Fourth quarter 2013	$800,000	0.78%	$(419)	$(419)
First quarter 2014	200,000	0.60	(221)	(218)
Second quarter 2014	400,000	0.51	(616)	(606)
Third quarter 2014	200,000	0.51	(440)	(440)
Fourth quarter 2014	500,000	0.58	(1,724)	(1,723)
First quarter 2015	1,100,000	0.50	(3,327)	(3,327)
Second quarter 2015	200,000	0.43	(394)	(395)
Third quarter 2015	400,000	0.47	(835)	(835)
(average expiration: 11 months)	3,800,000	0.57	(7,976)	(7,963)
Forward-starting contracts:
Fourth quarter 2015	1,200,000	0.45	(986)	(985)
First quarter 2016	1,700,000	0.51	(1,610)	(1,612)
Second quarter 2016	400,000	0.45	1,059	1,059
(average expiration: 27 months)	3,300,000	0.48	(1,537)	(1,538)
(average expiration: 18 months)	$7,100,000		$(9,513)	$(9,501)
Forward-starting contracts expiring in 2035 and 2036 related to unsecured borrowings	$100,000	4.09	$(354)	$(354)

After consideration of portfolio financing-related swap positions, Capstead’s residential mortgage investments and related borrowings had durations as of September 30, 2013 of approximately 12 and 10¼ months, respectively, for a net duration gap of approximately 1¾ months.  Duration is a measure of market price sensitivity to changes in interest rates.

CAPSTEAD MORTGAGE CORPORATION
RESIDENTIAL ARM SECURITIES PORTFOLIO STATISTICS
(as of September 30, 2013)
(dollars in thousands, unaudited)

ARM Type (a)	Amortized Cost Basis (b)	Net WAC (c)	Fully Indexed WAC (c)	Average Net Margins (c)	Average Periodic Caps (c)	Average Lifetime Caps (c)	Months To Roll (a)
Current-reset ARMs:
Fannie Mae Agency Securities	$4,751,970	2.35%	2.17%	1.70%	3.27%	10.11%	5.4
Freddie Mac Agency Securities	1,691,053	2.52	2.28	1.84	2.13	10.59	6.5
Ginnie Mae Agency Securities	965,396	2.46	1.64	1.51	1.04	8.97	7.6
Residential mortgage loans	4,546	3.49	2.27	2.04	1.51	10.97	4.5
	7,412,965	2.40	2.12	1.71	2.73	10.07	5.9
Longer-to-reset ARMs:
Fannie Mae Agency Securities	3,165,264	2.88	2.38	1.75	4.92	7.90	42.0
Freddie Mac Agency Securities	1,766,772	2.93	2.46	1.83	4.96	7.95	42.6
Ginnie Mae Agency Securities	1,163,594	2.80	1.62	1.51	1.07	7.87	30.4
	6,095,630	2.88	2.26	1.73	4.19	7.91	40.0
	$13,508,595	2.62	2.18	1.72	3.39	9.10	21.2

Gross WAC (rate paid by borrowers) (d)		3.22

(a)	Capstead classifies its ARM securities based on the average length of time until the loans underlying each security reset to more current rates (“months-to-roll”) (less than 18 months for “current-reset” ARM securities, and 18 months or greater for “longer-to-reset” ARM securities). Once an ARM loan reaches its initial reset date, it will reset at least once a year to a margin over a corresponding interest rate index, subject to periodic and lifetime limits or caps.

(b)	Amortized cost basis represents the Company’s investment (unpaid principal balance plus unamortized investment premiums) before unrealized gains and losses. As of September 30, 2013, the ratio of amortized cost basis to related unpaid principal balance for the Company’s ARM securities was 103.25. This table excludes $2 million in fixed-rate Agency Securities, $3 million in fixed-rate residential mortgage loans and $2 million in private residential mortgage pass-through securities held as collateral for structured financings.

(c)	Net WAC, or weighted average coupon, is the weighted average interest rate of the mortgage loans underlying the indicated investments, net of servicing and other fees as of the indicated date. Net WAC is expressed as a percentage calculated on an annualized basis on the unpaid principal balances of the mortgage loans underlying these investments. Fully indexed WAC represents the weighted average coupon upon one or more resets using interest rate indexes and net margins as of the indicated date. Average net margins represent the weighted average levels over the underlying indexes that the portfolio can adjust to upon reset, usually subject to initial, periodic and/or lifetime limits, or caps, on the amount of such adjustments during any single interest rate adjustment period and over the contractual term of the underlying loans. ARM securities issued by the GSEs with initial fixed-rate periods of five years or longer typically have 500 basis point initial caps with 200 basis point periodic caps. Additionally, certain ARM securities held by the Company are subject only to lifetime caps or were not subject to a cap. For presentation purposes, average periodic caps in the table above reflect initial caps until after an ARM security has reached its initial reset date and lifetime caps, less related current net WAC, for ARM securities subject only to lifetime caps. At quarter-end, 76% of current-reset ARMs were subject to periodic caps averaging 1.83%; 10% were subject to initial caps averaging 2.92%; 13% were subject to lifetime caps, less related current net WAC, averaging 7.63%; and 1% were not subject to a cap. All longer-to-reset ARM securities at September 30, 2013 were subject to initial caps.

(d)	Gross WAC is the weighted average interest rate of the mortgage loans underlying the indicated investments, including servicing and other fees paid by borrowers, as of the indicated balance sheet date.